Amendment II

Amendment to FSS Service Agreement # O01718

between

National Fuel Gas Supply Corporation ("Transporter") and

Connecticut Natural Gas Corporation ("Shipper")

This AMENDMENT is entered into this 10th day of June, 1999 by and between NATIONAL FUEL GAS SUPPLY CORPORATION ("Transporter") and CONNECTICUT NATURAL GAS CORPORATION ("Shipper"). This Amendment shall amend the terms of the above-referenced service agreement ("Agreement") as amended by Amendment I thereof, effective April 1, 1999, only as follows:

1. Article III of the Agreement is hereby amended to read as follows:

ARTICLE III

Term of Agreement

This Agreement shall be effective as of April 1, 1996 and shall continue in effect for a primary term ending March 31, 2002, and shall continue in effect from year to year thereafter until terminated by either Transporter or Shipper upon not less than 12 months prior written notice to the other specifying as a termination date the end of such primary term or any subsequent anniversary thereof.

The injection period shall be from April 1 to October 31 and the Withdrawal Period shall be from November 1 to March 31. The Injection and Withdrawal Periods shall constitute the Storage Period.

2. Effective April 1, 1999, the maximum rates provided under Rate Schedule FSS shall apply.

The parties have caused this Amendment to be signed by their respective authorized signatories as of the date shown.

NATIONAL FUEL GAS SUPPLY CORPORATION

(Transporter)

Signature: S/ John R. Pustulka

Name:      John R. Pustulka

Title:       V.P.

Date:        6/14/99

CONNECTICUT NATURAL GAS CORPORATION

(Shipper)

Signature: S/ Edna M. Karanian

Name:      Edna M. Karanian

Title:      Vice President

Date:       6/10/99